Exhibit 99.2

REVOCABLE PROXY

COLONIAL VIRGINIA BANK

ANNUAL MEETING OF SHAREHOLDERS

[    ], 2014, [    :    ] [a][p].m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ], [    ] and [    ], jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Colonial Virginia Bank to be held at [    ] on [    ], [    ], 2014, at [    :    ] [a][p].m., Eastern Time, or at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR Proposal No. 1, FOR the election of all directors, FOR Proposal No. 3 and FOR Proposal No. 4.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY COMPLETING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

COLONIAL VIRGINIA BANK — ANNUAL MEETING, [    ], 2014

YOUR VOTE IS IMPORTANT!

Complete, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

COLONIAL VIRGINIA BANK

☒  Please mark your vote as in this example.

1.      Proposal No. 1: Merger Proposal — Approval of the agreement of merger, dated March 20, 2014, among Colonial Virginia Bank, Xenith Bankshares, Inc. and Xenith Bank, a wholly-owned subsidiary of Xenith Bankshares, Inc., and the related plan of merger, and the transactions contemplated thereby.

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

3.      Proposal No. 3: Auditor Proposal — Ratification of the appointment of Yount, Hyde & Barbour, P.C. as the independent public accounting firm for Colonial Virginia Bank for the fiscal year ending December 31, 2014.

☐  FOR    ☐   AGAINST    ☐  ABSTAIN.

2.      Proposal No. 2: Director Election Proposal — Election of Directors

☐  FOR ALL    ☐  WITHHOLD ALL    ☐  FOR ALL EXCEPT

Nominees: (01) Robert L. Bailey, (02) Hal D. Bourque, (03) Charles F. Dawson, (04) Joseph F. Fary, (05) William D. Fary, (06) Walter H. Graham, (07) Walter B. Hurley, Jr., (08) Joseph A. Lombard, Jr., (09) Kenneth E. Smith and (10) David G. Walker.

INSTRUCTION: To withhold authority to vote for any of the nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below:

4.      Proposal No. 4: Adjournment Proposal — Approval of one or more adjournments of the annual meeting to a later date or dates, if necessary or appropriate.

☐  FOR    ☐   AGAINST    ☐  ABSTAIN.

Dated                     , 2014

Signature

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting and at any adjournments or postponements thereof.

FOLD AND DETACH HERE

PROXY VOTING INSTRUCTIONS

Shareholders of record may vote by mail.

Please note that the last vote received from a shareholder, will be the vote counted.

Your vote is important!